Contact:          Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979


FOR IMMEDIATE RELEASE: Tuesday, April 6, 2004

Subject: Black & Decker Increases EPS Guidance for First Quarter 2004 to $0.90-to-$0.93

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that, due to strong demand in its North American businesses, it expects to report sales growth of 16% for the first quarter of 2004, or mid single-digit growth excluding currency translation and acquisitions. As a result, it expects that first-quarter diluted earnings per share from continuing operations will be in the $0.90-to-$0.93 range, versus prior guidance of $0.65-to-$0.70. The Corporation reported diluted earnings per share of $0.55 in the first quarter of 2003.

     The Corporation will discuss the outlook for the remainder of 2004 during a conference call on Tuesday, April 20, 2004, following the release of its first-quarter 2004 results. The call is scheduled to begin at 10:00 a.m., E.T., and will be webcast "live" over the Internet. Investors can listen to the call by visiting www.bdk.com and clicking on the icon labeled "Live Webcast." It is recommended that listeners log-in at least ten minutes prior to the beginning of the call to assure timely access. A webcast replay of the conference call will be available at www.bdk.com.

                                     (more)


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     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the "Forward-Looking Statements" sections in Black & Decker's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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